August 31, 2009

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACT:	Patricia L. Moss, President & Chief Executive Officer, Cascade Bancorp
(541) 385-6205
Gregory D. Newton, EVP, Chief Financial Officer, Cascade Bancorp
(541) 617-3526

CASCADE BANCORP (OREGON) ENTERS INTO AGREEMENT WITH FDIC

BEND, Oregon, August 31/PRNewswire-First Call/--Cascade Bancorp, (the “Company”) (NASDAQ: CACB), today announced that its principal operating subsidiary, Bank of the Cascades (the “Bank”), entered into an agreement with the Federal Deposit Insurance Corporation (“FDIC”) and the Oregon Division of Finance and Corporate Securities (“DFCS”) which requires the Bank to take certain measures to strengthen the Bank’s financial condition and operations.  The agreement, a cease and desist order, identified items in a routine regulatory exam completed in February 2009. Patricia L. Moss, president & CEO, said that the issues identified in the regulatory order largely reflect actions already well underway by the Board of Directors and Management.

Moss commented, “As a community bank, our performance is directly tied to our local and regional economies and as such, we have been significantly impacted by the sharp and prolonged downturn in the economy and the Northwest housing market.” Moss continued, “Specifically we have been affected by the notable declines in the value of underlying real estate collateral which has resulted in an increased level of reserves for non-performing loans. Our Board and Management have recognized the challenges brought on by these unprecedented times and strategies have been implemented to strengthen the Bank. We will continue to work closely with regulators and intend to fully comply with the terms of the agreement.” Gary L Hoffman, Chairman of the Board commented, “The board of directors of Cascade Bancorp, while recognizing the identified challenges is very supportive of management’s substantial progress already achieved in many key areas.”

Under the agreement, the Bank agreed to certain measures to improve its capital position, maintain liquidity ratios, reduce its level of non-performing assets,  and reduce its loan concentrations in certain portfolios, improve management practices and to assure that its allowance for loan losses is maintained at an appropriate level.  In consenting to the order, the Bank did not concede the findings or admit to any of the assertions therein but it did agree to adopt and implement a corrective program to address certain deficiencies noted in the examination.

Among the corrective actions required are for the Bank to maintain above-normal capital levels. The FDIC usually requires that a bank maintain a Tier 1 leverage ratio of 5.00% in order to receive the highest capital adequacy category, “well-capitalized.” However, regulators are requiring the Bank to maintain a Tier 1 leverage ratio of at least 10% beginning 150 days from the issuance of the order. The Bank must also develop and adopt a plan to maintain the minimum risk-based capital requirements for a “well- capitalized” bank, including a total risk-based capital ratio of at least 10%.  At June 30, 2009, the Bank’s Tier 1 leverage ratio was 6.5% and its total risk based capital ratio was 8.9%. Management and the Board of Directors are working to satisfy these requirements.  In an effort to increase capital the Company is currently evaluating the availability of potential private investors.

The Bank is also required to ensure the level of the ALLL (Allowance for Loan and Lease Losses) is maintained at appropriate levels to safeguard the book value of the Bank’s loans and leases, and to reduce the amount of non-performing loans.  The Board of Directors and Management have implemented initiatives to meet these requirements which have resulted in increased reserve levels for the Bank.  To ensure it has appropriately addressed its credit portfolio, the Bank retained KPMG to perform an independent review of the loan portfolio and of the Bank’s risk classification of loans.

The order further requires the Bank to develop a plan to reduce delinquent loans and a plan to reduce loans to borrowers in the commercial real estate sector.  The order also requires development of a written three-year strategic plan and a plan to preserve liquidity. The regulators have stipulated a primary liquidity ratio of at least 15%. At June 30, 2009 the Bank had a primary liquidity ratio of 18.54%.

Moss emphasized, “It is significant to note, the agreement has no impact on the security of customer deposits.  The Bank is FDIC insured and customer deposits remain secure and fully covered up to the FDIC limits which were increased last year to the highest level in history, and pending legislation stands to extend that coverage. ” Moss continued, “We are appreciative of the support of our customers as we work together to serve and revitalize our local economies.  We will remain engaged and committed to actions and strategies which will strengthen our Company. Our goal continues to be to serve our communities from a position of financial strength. We are honored to partner with our communities and are taking the necessary steps to position ourselves for a long and healthy future working together.”

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon and its wholly-owned subsidiary, Bank of the Cascades, operates in Oregon and Idaho markets. Founded in 1977, Bank of the Cascades offers full-service community banking through 32 branches in Central Oregon, Southern Oregon, Portland/Salem and Boise/Treasure Valley. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value driven customers. In December 2008, Bank of the Cascades was named by the Portland Business Journal as one of Oregon’s Most Admired Companies in the Financial Services category, as chosen by Oregon CEOs. In 2008, the Portland Business Journal named the bank as the top corporate philanthropist among medium-sized Oregon companies. For further information, please visit our web site at http://www.botc.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements about Cascade Bancorp’s plans and anticipated results of operations and financial condition. These statements relate primarily, but are not limited, to statements about management’s present plans and intentions to address the obligations we have assumed by entering into the cease and desist order, and our expectations of success in those endeavors. Additional forward-looking statements include plans and expectations about our strategy, growth, and deployment of resources, and expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “continue”, “plans”, “intends”, or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain management’s current plans and expectations, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to increase our regulatory capital to required levels and to maintain those levels during the pendency of the regulatory order; our eligibility to participate, and decisions about whether we will participate, in current and future capital assistance and troubled-asset relief programs; our ability to estimate accurately the potential for losses inherent in our loan portfolio; our sensitivity to local and regional economic and other factors that affect the collectability of our loans and the value of collateral underlying our secured loans; our ability to satisfy the terms and conditions of the regulatory order and to satisfy applicable banking laws and regulations; our ability to maintain a satisfactory and economically viable net interest margin during times of rapidly and significantly fluctuating interest rates; and our ability to attract and retain qualified, effective management. Some of the other risks and uncertainties that we have in the past, or that we may have from time to time in the future, is detailed in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this report is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward looking statements or the factors that may cause us to deviate from them, except as required by law.

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